Exhibit 10.20

AURINIA PHARMACEUTICALS INC. RESTRICTED STOCK UNIT GRANT NOTICE (EQUITY INCENTIVE PLAN)

AURINIA PHARMACEUTICALS INC. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU”). This Initial Grant is intended to serve as an inducement for you to join the Company and to satisfy the requirements for inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4) which permits the Company to issue you security- based compensation without shareholder approval in order to induce you to enter into an employment arrangement as an employee of the Company. Your RSU is subject to all of the terms and conditions set forth in the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Agreement shall have the meanings set forth in the Agreement.

Name of Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting Schedule:        The RSUs shall vest in the manner set out in Schedule 1 hereto.
Notwithstanding the foregoing, vesting shall terminate upon the Participant, if a Director or Officer, ceasing to be a Director or Officer or, if an Employee or other Service Provider, leaving the employ or service of the Company. The RSUs also vest accordance with the terms of the Agreement, including section with respect to a Change in Control (as defined in the Agreement).

Issuance Schedule:        Each RSU which vests entitles the Participant to receive Common Shares on the basis of Schedule 1 hereto. Subject to Section 5 of the Award Agreement, the Company may, at its option, elect to compensate the Participant for their RSUs in whole or in part by cash in lieu of Common Shares.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

    The RSU is governed by this RSU Grant Notice (the “Grant Notice”), and the provisions of the Agreement, all of which are made a part of this document. Unless otherwise provided in this Grant Notice and the Agreement (together, the “RSU Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

    You have read and are familiar with the provisions of the RSU Agreement.

    The RSU Agreement sets forth the entire understanding between you and the Company regarding the acquisition of RSUs and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU.

This Grant Notice may be executed in any number of counterparts, and delivered by electronic means. Each such counterpart is deemed to be an original and all of them taken together are deemed to constitute one document.

AURINIA PHARMACEUTICALS INC.            PARTICIPANT:

Signature:

Peter Greenleaf
Chief Executive Officer
Date:

SCHEDULE 1

VESTING SCHEDULE

The RSUs granted pursuant to this RSU Agreement vest in the following manner:

1.    An amount of RSUs that represents 1/3 of the Number of RSUs granted (as listed on page 1), rounded down to the nearest whole number, vest on the first anniversary of the grant date;
2.    An amount of RSUs that represents 1/3 of the Number of RSUs granted (as listed on page 1), rounded down to the nearest whole number, vest on the second anniversary of the grant date; and
3.    The remaining RSUs (being the total Number of RSUs listed on page 1, less the amounts vested in items 1 and 2 above) vest on the third anniversary of the grant date.

AURINIA PHARMACEUTICALS INC.
Award Agreement (Restricted Stock Unit)

As reflected by your RSU Grant Notice (“Grant Notice”), AURINIA PHARMACEUTICALS INC. (the “Company”) has granted you a RSU for the number of RSUs as indicated in your Grant Notice (the “RSU”). This Initial Grant is intended to serve as an inducement for you to join the Company and to satisfy the requirements for inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4) which permits the Company to issue you security-based compensation without shareholder approval in order to induce you to enter into an employment arrangement as an employee of the Company. The terms of your RSU as specified in this Award Agreement (including Schedule “A” hereto) for your RSU (the “Agreement”) and the Grant Notice constitute your “RSU Agreement”.

The general terms applicable to your RSU are as follows:

1.    GRANT OF THE RSU. The Company hereby grants to you the RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in the RSU Agreement.

2.    DIVIDENDS. You shall receive no benefit or adjustment to your RSU with respect to any cash dividend, stock dividend or other distribution that does not result from an adjustment of the number of Common Shares issueable in connection with the RSUs, as applicable, as provided for in the RSU Agreement; provided, however, that this sentence shall not apply with respect to any Common Shares that are delivered to you in connection with your RSU after such shares have been delivered to you.

3.    WITHHOLDING OBLIGATIONS.
(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you have been Continuously Employed by (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU or sale of the underlying Common Shares or other tax-related items related to your receipt of these Awards and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU, including, but not limited to, the grant or vesting of the RSU, the issuance of Common Shares pursuant to such vesting, the subsequent sale of shares of Common Shares, and the payment of any dividends on the Common Shares, as applicable; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As provided in this Award Agreement, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) except for

Canadian resident Service Providers, withholding Common Shares from the Common Shares issued or otherwise issuable to you in connection with the RSU; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the Common Shares to be delivered in connection with your RSU to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with applicable law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your receipt of Awards or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

(c)    The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over- withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Shares or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. Except for Canadian resident Service Providers, if the Tax Liability withholding obligation is satisfied by withholding Common Shares, for tax purposes, you are deemed to have been issued the full number of Common Shares subject to the vested portion of the RSU, notwithstanding that a number of Common Shares is held back solely for the purpose of paying such Tax Liability.

(d)    You acknowledge that you may not receive Awards or underlying Common Shares and the Company shall have no obligation to deliver Common Shares until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Shares in respect of the RSU.

4.    CASH SETTLEMENT. For Canadian resident Service Providers, all distributions under this RSU shall be made by the Company in the form of Common Shares. Notwithstanding anything to the contrary in this Agreement, the Company may, in its sole discretion, offer to settle any portion of the RSU otherwise payable in Common Shares in cash and the Service Provider, in its sole discretion, may elect to accept this offer. The cash amount to be paid by the Company upon distribution of any portion of the RSU otherwise payable in Common Shares shall be equal to (i) the number of Common Shares with respect to which the Service Providers is entitled to a distribution multiplied by (ii) the closing trading price for the Common Shares on the stock exchange on which the majority of the Company’s Common Shares traded on the applicable distribution date (which may be denominated in either Canadian or US dollars, based on the applicable exchange rate on the day immediately prior to the applicable distribution date) or if the Common Shares are not listed on a stock exchange, then the trading price determined by the Board using good faith discretion.

5.    DATE OF ISSUANCE.

(a)    The issuance of shares, if applicable, in respect of the RSU is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more RSUs payable in Common Shares vests, the Company shall issue to you the number of Common Shares receivable by the Participant pursuant to this Agreement. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)    the Original Issuance Date does not occur (1) during a period when you are able to trade, as determined in accordance with the Company’s then-effective policy on insider trading and applicable securities laws, or (2) on a date when you are otherwise permitted to sell Common Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Canadian securities laws applicable to automatic securities trading plans and Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “Automatic Arrangement)), and

(ii)    either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding Common Shares from the shares otherwise due, on the Original Issuance Date, to you under this RSU, and (B) not to permit you to enter into a “same day sale” commitment with a broker- dealer (including but not limited to a commitment under an Automatic Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Common Shares in the open public market but, subject to applicable Canadian securities laws, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Common Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).

6.    TRANSFERABILITY. Except as otherwise provided in the RSU Agreement, your RSU is not transferable, except by will or by the applicable laws of descent and distribution

7.    GOVERNING LAW. This RSU Agreement will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.    NO LIABILITY FOR TAXES. As a condition to accepting the RSU, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU and have either done so or knowingly and voluntarily declined to do so.

9.    SEVERABILITY. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this

Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.    OTHER DOCUMENTS. By signing the Grant Notice, you acknowledge:

(a)    receipt of the Company’s Insider Trading Policy; and

(b)    that you have read and understand the award terms attached hereto as Schedule “A” and as set out herein and accept the RSU in accordance with the terms of this RSU Agreement.

SCHEDULE “A”

AURINIA PHARMACEUTICALS INC.
(the “Company”)

INDUCEMENT AWARD TERMS

ARTICLE 1
PURPOSE AND INTERPRETATION

Purpose

1.1    The purpose of the award grant is to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company. It is the intention of the Company that the terms of this award agreement (the “Award Terms”) will at all times be in compliance with the rules and policies of any applicable stock exchange on which the securities of the Company are listed or quoted for trading and any inconsistencies between these Award Terms and the rules and policies of such exchanges, whether due to inadvertence or changes in such rules or policies, will be resolved in favor of the latter.

Definitions

1.2    In these Award Terms:

“Actively Engaged”, in reference to a certain date, means that the Service Provider is engaged by the Company (including being on vacation or being on a statutory or other leave authorized by the Company) on the applicable date. Except to the minimum extent, if any, required by applicable employment standards legislation, “Actively Engaged” does not include:

(a)    any period following the date the Service Provider, if a Director or Officer, ceases to be a Director or Officer upon termination of office or, if an Employee or other Service Provider, ceases to be employed or engaged by the Company upon termination of employment or service, for any reason (whether voluntary or involuntary, and whether with or without just cause, and regardless of whether the termination is lawful or unlawful);

(b)    any period in relation to which the Company provides pay in lieu of notice in respect of such termination of office, employment or service; or

any period in relation to which the Company fails to give notice that ought to have been given pursuant to any agreement between the Company and the Service Provider or pursuant to any applicable law, including the common law or civil law, as applicable, in respect of such termination of office, employment or service, and in relation to which damages may be awarded, including for the failure to provide such notice.

“Affiliate” has the meaning assigned by the Securities Act;

“Award” means any Option, Restricted Stock, Restricted Stock Unit, or Performance Award covered by these Award Terms, as evidenced by the Award Commitment that these Award Terms are attached;

“Award Commitment” means any written agreement, contract or other instrument or document evidencing any Award granted to a Participant and subject to these Award Terms;
“Award Shares” means Common Shares that may be issued in the future to a Service Provider in connection with the grant, vesting or settlement of or upon the exercise of an Award;

“Black-out Period” means the period during which the relevant Recipient is prohibited from exercising an Award due to trading restrictions imposed by the Company in accordance with its securities trading policies governing trades in the Company’s securities;

“Board” means the board of directors of the Company (the “Company Board”) or any committee thereof duly empowered or authorized to grant Awards, or any Person to whom the board of directors or empowered or authorized committee thereof delegates such authority;

“Business Day” means a day that the NASDAQ Stock Market LLC (or such other exchange on which the highest volume of the Company’s securities are traded) is open for trading;

“Change in Control” means any of the following transactions, provided, however, that the Board shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)    consummation of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    the complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Common Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board determines shall not be a Change in Control;

(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Change in Control;

(vi)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Exchange Act Affiliates or Exchange Act Associates of the offeror do not recommend such shareholders accept; or

(vii)    a change in the composition of the Company Board over a period of twelve (12) months or less such that a majority of the Company Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Company Board membership, to be comprised of individuals who are Continuing Directors.
For the purpose of these Award Terms, “Continuing Directors” means members of the Company Board who either (i) have been Company Board members continuously for a period of at least twelve (12) months or (ii) have been Company Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Company Board members described in clause
(i) who were still in office at the time such election or nomination was approved by the Company Board. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Act Affiliate” and “Exchange Act Associate” shall have the respective meanings ascribed to “Affiliate” and “Associate” in Rule 12b-2 promulgated under the Exchange Act.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Shares” means common shares in the capital of the Company;

“Company” means Aurinia Pharmaceuticals Inc. or any successor thereto, and includes an Affiliate;

“Consultant” means an individual or a consultant Company, other than an Employee, Officer or Director who:

(i)    provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company, other than services provided in relation to a Distribution;

(ii)    provides the services under a written contract between the Company and the individual or the Consultant Company;

(iii)    in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company; and

(iv)    has a relationship with the Company that enables the individual or Consultant Company to be knowledgeable about the business and affairs of the Company;

“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner;

“Continuously Employed” shall mean the absence of any interruption or termination of service. Continuous Employment with the Company shall not be considered interrupted in the case of the sick leave, military leave or any other leave of absence approved by the Company or protected under applicable law or in the case of transfers between location of the Company; provided that the individual continues to be an Employee of the Company;

“Directors” means the directors of the Company as may be elected or appointed from time to time;

“Disability” shall mean any physical, mental or other health condition which results in it being impossible for the Recipient to perform his or her assigned duties for the reasonably foreseeable future, such that his or her employment or engagement has been frustrated. For purposes of Incentive Stock Options, “Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code. The Board shall determine whether a Recipient has incurred a Disability on the basis of medical evidence acceptable to the Board. Upon making a determination of Disability, the Board shall, for the purposes of these Award Terms, determine the date of the Recipient’s termination of office, employment or service;

“Employee” means:

(i)    an individual who is considered an employee of the Company or its Affiliates under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source) or the tax legislation of another jurisdiction in which the Company or its Affiliates may do business (including the Code);

(ii)    an individual who works full-time for the Company (or one of its Affiliates) providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)    an individual who works for the Company on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source, and may include an Officer;

“Exercise Price” means the amount payable per Common Share on the exercise of an Award, if applicable, as determined in accordance with the terms hereof;

“Expiry Date” means the day on which an Award lapses as specified in the Award Commitment therefor or in accordance with the terms of these Award Terms;

“Grant Date” for an Award means the date of grant thereof by the Board;

“Insider” means an insider as defined in the Securities Act;

“Investor Relations Activities” means generally any activities or communications that can reasonably be seen to be intended to or be primarily intended to promote the merits or awareness of or the purchase or sale of securities of the Company;

“Management Company Employee” means an individual employed by another individual or a corporation providing management services to the Company which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a corporation or individual engaged primarily in Investor Relations Activities;

“Market Price” means:

(i)    the closing trading price for the Common Shares on the stock exchange on which the majority of the Company’s common shares traded on the day immediately prior to the date of determination (which may be denominated in either Canadian or US dollars, based on the applicable exchange rate on the day immediately prior to the date of determination) provided however that the determination date in respect of Options granted to Canadian residents shall be the Grant Date of such Options; or

(ii)    if the Common Shares are not listed on a stock exchange, then the trading price determined by the Board using good faith discretion;

“Officer” means a duly appointed senior officer of the Company;

“Option” means an Option granted to a Participant;

“Outstanding Shares” means at the relevant time, the number of outstanding Common Shares of the Company from time to time;

“Recipient” means the recipient of an Award hereunder;

“Participant” means a Service Provider that becomes a Recipient; “Performance Award” means a Performance Award granted to a Participant; “Person” means a company or an individual;
“Regulatory Approval” means the approval of any securities regulatory authority (including, if applicable, any stock exchange on which the securities of the Company may be listed or quoted for trading) that may have lawful jurisdiction over these Award Terms;

“Restricted Stock” means Restricted Stock granted to a Participant; “Restricted Stock Unit” means a Restricted Stock Unit granted to a Participant;
“Securities Act” means the Securities Act, R.S.A. 2000, c. S-4, as amended from time to time;

“Service Provider” means an individual who is a bona fide Director, Officer, Employee, Management Company Employee or Consultant, and also includes a company of which 100% of the share capital is

“Shareholder Approval” means approval by a majority of the votes cast by eligible shareholders at a duly constituted shareholders’ meeting; and

“U.S. Participant” means a Participant that is resident in or a citizen of the United States of America.

ARTICLE 2 ADMINISTRATION

Administration of Award Terms

2.1    The Board will be responsible for the general administration of the Award Terms and the proper execution of its provisions, the interpretation of the Award Terms and the determination of all questions arising hereunder. The Board has deleted such responsibility to the Compensation Committee of the Board, and may rescind that delegation, or may delegate some or all of such responsibility to any other Committee or member of the Board.

Compliance with Legislation

2.2    The Company will not be required to issue any Common Shares under these Award Terms unless such issuance is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Common Shares of the Company are listed. The Company will not in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements.

ARTICLE 3
TERMS AND CONDITIONS OF AWARDS

Recipient Ceasing to be Director, Officer, Employee or Service Provider

3.1    No Award may be exercised after the Recipient, if a Director or Officer, has ceased to be a Director or Officer or, if an Employee or other Service Provider has left the employ or service of the Company, except as follows:

(a)    in the case of the death of a Recipient, any vested Award held by him at the date of death will become exercisable by the Recipient’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Recipient and the Expiry Date of such Award;

(b)    in the case of the Disability of a Recipient, any vested Award held by him at the date of Disability will become exercisable until the earlier of one year from the date of cessation of the Recipient’s employment or other office and the Expiry Date of such Award; and

(c)    subject to the other provisions of this Section 3.1, vested Awards will expire 90 days after the date the Recipient ceases for any reason whatsoever to be employed by, provide services to, or be a Director or Officer of, the Company and all unvested Awards will immediately terminate without right to exercise same;

but provided that in no event may the term of the Award exceed 10 years, unless determined in the discretion of the Board.

Additional Vesting

3.2    Subject to Sections 3.3 and 3.4, in addition to meeting any other eligibility requirements for receiving an Award, or for an Award to vest (if applicable), the Service Provider must be Actively Engaged by the Company through to, and including on, the established Grant Date or vesting date for such Award, as applicable. For clarity, except to the minimum extent, if any, required by applicable employment standards legislation:
(a)    if the Service Provider is not Actively Engaged by the Company on the established Grant Date for an Award for any reason, the Service Provider will not have earned the Award, the Service Provider is deemed to have waived and forfeited any right to earn the Award, and the Service Provider will not be eligible to receive the Award or a pro-rated share of the Award;

(b)    if the Service Provider is not Actively Engaged by the Company on the established vesting date for an Award to vest, for any reason, the Award will not vest;

(c)    Awards will not be included in the calculation of, or form any part of, contractual or common law pay in lieu of notice, and Awards will not form part of any damages for wrongful dismissal or otherwise; and

(d)    this provision is intended to limit or remove the Service Provider’s rights to any damages relating to Awards, including during any period in relation to which the Company provides pay in lieu of notice, and including during any period in relation to which the Company fails to give notice that should have been given pursuant to any agreement between the Service Provider and the Company, or pursuant to any applicable law, including the common law or civil law, as applicable.

3.3    Notwithstanding anything else in these Award Terms, if, in the case of a Recipient who is an Employee, that Recipient’s employment terminates by reason of death or Disability, subject to the terms of the Award set out in an Award Commitment, any Award held by such Employee who has been Continuously Employed by the Company for a minimum of three (3) years shall become fully vested and exercisable and may thereafter be exercised during the term of the Award set forth in Section 3.1(a) and Section 3.1(b).

3.4    Notwithstanding anything else in these Award Terms, if, in the case of a Recipient who is an Employee, that Recipient’s employment is terminated by the Company without cause then, provided that the Recipient has been Continuously Employed by the Company for a minimum of three (3) years, then, subject to the terms of the Award set out in an Award Commitment, all Awards shall become fully vested and exercisable and may thereafter be exercised during the term of the Option set forth in Section 3.1(c).

Change in Control

3.5    The provisions of this Section 3.5 shall apply in the case of a Change in Control, unless otherwise provided in the Award Commitment or any separate agreement with a Participant. In the event of a Change in Control, all Awards will terminate upon the Change in Control unless they are assumed by the surviving entity or otherwise equitably converted, substituted or continued. In that event, Recipients will have a reasonable period prior to the effectiveness of the Change in Control to exercise the vested portion of any Award prior to its termination.

(a)    Awards Not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Board:

(i)        all outstanding Awards that are subject to time-based vesting requirements shall become vested and fully exercisable immediately prior to, and contingent on, the effectiveness of, the Change in Control;

(ii)        all outstanding Awards that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse immediately prior to, and contingent on, the effectiveness of, the Change in Control; and

(iii)        the payout level under all outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned immediately prior to, and contingent on, the effectiveness of, the Change in Control based upon an assumed achievement of all relevant performance goals at the 100% level (or such higher threshold as may have been actually achieved by the effective date of the Change in Control).

(b)    Awards Proposed to be Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards that are not proposed to be assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Board:

(i)        all outstanding Awards that are subject to time-based vesting requirements shall become vested and fully exercisable immediately prior to, and contingent on, the effectiveness of, the Change in Control;

(ii)        all outstanding Awards that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse immediately prior to, and contingent on, the effectiveness of, the Change in Control; and

(iii)        the payout level under all outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned immediately prior to, and contingent on, the effectiveness of, the Change in Control based upon an assumed achievement of all relevant performance goals at the 100% level (or such higher threshold as may have been actually achieved by the effective date of the Change in Control).

Non Assignable

3.6    Subject to Section 3.1(a), all Awards will be exercisable only by the Recipient to whom they are granted and will not be assignable or transferable.

Adjustment of the Number of Award Shares

3.7    If there is a change in the outstanding Common Shares by reason of any share consolidation, or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board will make, as it deems advisable and subject to requisite Regulatory Approval, appropriate substitution and/or adjustment in:

(a)    the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to these Award Terms;

(b)    the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Awards, and in the exercise price for such shares or other securities or property; and/or

(c)    the vesting of any Awards, including the accelerated vesting thereof on conditions the Board deems advisable,

and if the Company undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board will make such provision for the protection of the rights of Participants as it deems advisable.

Adjustment of Awards Expiring During Black-out Period

3.8    Should the Expiry date for an Award fall within a Black-out Period, or within the period that is nine Business Days immediately following the expiration of a Black-out Period, such Expiry Date will be automatically adjusted without any further act or formality to that day which is the tenth Business Day after the end of the Black-out Period, such tenth Business Day to be considered the Expiry Date for such Award for all purposes under these Award Terms. Notwithstanding any other provision of these Award Terms, the tenth Business Day period referred to in this Section 3.8 may not be extended by the Board.

Compliance with Section 409A of the Code

3.9    Unless otherwise expressly provided for in an Award Commitment, the terms applicable to Options granted to U.S. Participants will be interpreted to the greatest extent possible in a manner that makes those Options exempt from Section 409A of the Code, and, to the extent not so exempt, that brings the Options into compliance with Section 409A of the Code. Notwithstanding anything to the contrary in these Award Terms (and unless the Award Commitment or other written contract with the U.S. Participant specifically provides otherwise), if the Common Shares are publicly traded, and if a U.S. Participant of an Option that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” under Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such U.S. Participant’s “separation from service” or, if earlier, the date of the U.S. Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

ARTICLE 4
COMMITMENT AND EXERCISE PROCEDURES

Manner of Exercise

4.1    A Recipient who wishes to exercise their Award may do so:

4.1.1    by delivering:

(a)    a written notice to the Company specifying the number of Award Shares being acquired pursuant to the Award; and

(b)    cash, certified cheque or bank draft payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired and the aggregate of any amounts required by law to be withheld by the Company on the exercise of such Award, or separate certified cheques or bank drafts for such Exercise Price and such amounts to be withheld;

4.1.2    in such other manner as may be specified in the Award Commitment or as may be agreed to by the Company.

Notwithstanding anything else contained in these Award Terms, the Company may, from time to time, implement such other procedures and conditions as it determines appropriate with respect to the payment, funding or withholding of amounts required by law to be withheld on the exercise of Awards under these Award Terms.

Delivery of Certificate and Hold Periods

4.2    As soon as practicable after receipt of the notice of exercise described in Section 4.1 and payment in full for the Awards Shares being acquired (if applicable), the Company will direct its transfer agent to issue to the Recipient the appropriate number of Award Shares. The transfer agent will either issue a certificate representing the Award Shares or a written notice in the case of uncertificated Common Shares. Such issued certificate or written notice, as the case may be, will bear a legend stipulating any resale restrictions required under applicable securities laws.

ARTICLE 5
AMENDMENTS TO AWARD TERMS OR AWARDS

Amendments Generally

5.1    The Board may, at any time and from time to time, amend, suspend or terminate these Award Terms as to any Common Shares as to which Awards have not been made and such action will not constitute a breach of the terms of any agreement between the Service Provider and the Company. The effectiveness of any amendment to these Award Terms shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by applicable laws (including the rules of any stock exchange on which the Common Shares are then listed). No amendment, suspension or termination of the Award Terms shall materially impair rights or obligations under any Award theretofore made without the consent of the Participant.

5.2    With the consent of the affected Participants for any amendment or modification that materially impairs the rights or obligations of a Participant, the Board may amend or modify any outstanding Award in any manner to the extent that the Board would have the authority to initially grant such award as so modified or amended.

Amendment Subject to Approval

5.3    If the amendment of an Award requires Regulatory Approval or Shareholder Approval, such amendment may be made prior to such approvals being given, but no amended Awards may be exercised unless and until such approvals are given.

ARTICLE 6 GENERAL

Employment and Services

6.1    Nothing contained in these Award Terms will confer upon or imply in favor of any Recipient any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to terminate the Recipient’s office, employment or service at any time.

A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Award was granted to such Participant will not result in the termination of the Award granted to such Participant provided that such Participant remains a Service Provider.

Taxes

6.2    The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Awards granted under these Award Terms.

No Representation or Warranty

6.3    The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of these Award Terms or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Awards or the Common Shares issuable thereunder or the tax consequences to a Service Provider. Compliance with applicable securities laws as to the disclosure and resale obligations of each Participant is the responsibility of such participant and not the Company.

Interpretation

6.4    The Award Terms will be governed and construed in accordance with the laws of the Province of British Columbia.